Exhibit 99.1
EMPLOYMENT AGREEMENT
     This Employment Agreement (the “Agreement”) is effective as of one o’clock a.m. Central Daylight Time August 8, 2008, by and between Red Trail Energy, LLC (the “Company”), and Mark Klimpel (the “Executive”).
     Whereas, the Company is engaged in the business of owning and operating a corn-based ethanol plant;
     Whereas, Executive and Company recognize and acknowledge that Executive’s executive responsibilities will give Executive knowledge of all aspects of the Company’s operations, including its business plans and strategies, current and contemplated ethanol projects and ventures, customers, and other proprietary information, which information would seriously harm Company if provided to a competitor.
     Whereas, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and
     Whereas, the Company and the Executive desire to enter into this Agreement to set forth the rights, duties, benefits and obligations with respect to the employment of the Executive by the Company under the terms and conditions herein provided.
     Now, Therefore, in consideration of the Executive’s employment with the Company, and the mutual and respective covenants and agreements of the parties herein contained, and other good and valuable consideration present but not specifically set forth, the parties hereto agree as follows:
     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein. This Agreement and Executive’s duties hereunder shall commence on one o’clock p.m. Central Daylight Time August 8, 2008 (the “Start Date”) and this Agreement and Executive’s employment hereunder shall end on the fifth anniversary thereafter, unless sooner terminated in accordance with the provisions of Section 6 hereof (the “Term”). Thereafter, the Term and any extension of this Agreement shall be automatically extended for successive one year periods unless either party gives the other party written notice at least sixty (60) days in advance of the anniversary date that the Agreement shall expire on the next anniversary date or the Agreement is terminated as provided in Section 6 of this Agreement.
     2. Position and Duties. During the Term and any extension of this Agreement, the Executive shall serve as Chief Financial Officer of the Company or such other executive position as assigned by the Company. The Executive shall perform those job duties customary to his position and as assigned by the Company’s Board of Governors (the “Board”) to the extent such other duties assigned by the Board are consistent with Executive’s position.
          3. Compensation and Related Matters.
          (a) Base Salary. The Executive shall receive an annual base salary of One Hundred Fifteen Thousand Dollars ($115,000.00), less required and authorized withholding and deductions (“Base Salary”). The Base Salary shall increase a minimum of 6% per year, on the anniversary date of the Executive’s original date of hire, during the term and any extension of this Agreement.
          (b) Bonus. During the Term and any extension of this Agreement, in addition to the Base Salary, the Executive may be eligible to earn an annual bonus of up to 20% of the Base Salary in effect at the time the Bonus is calculated. The Bonus is due and payable to the Executive on or before January 15 of the year following the year for which the Bonus is being calculated (i.e. January 15, 2009 for the year ended December 31, 2008). The following criteria will be evaluated by the Compensation Committee of the Board in determining the bonus percentage:
               (1) Bonus Criteria: The Executive’s Bonus shall be based on the following criteria:
                    (a) The Executive shall be awarded 50% of the Bonus (10% of Base Salary then in effect) each year as long as the Executive is employed on December 31 of the year for which the Bonus is calculated (i.e. employed on December 31, 2008 for the year ended December 31, 2008).
                    (b) The remaining 50% of the Bonus (10% of the Base Salary) shall be determined by the performance of the Executive. The Compensation Committee, with input from the President and CEO of the Company, shall rate the Executive’s performance upon the completion of each calendar year. If less than the full 10% of Base Salary, the Compensation Committee shall provide written documentation of the areas they felt the Executive underperformed and should work to improve.
          (c) Benefits. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the Company’s standard employee handbook and the benefits and compensation practices that may be in effect from time to time and provided by the Company to its employees generally. In addition to, and not in limitation of, the foregoing, during the Term and any extension of this Agreement, the Executive started employment with three (3) weeks (15 business days) of paid vacation per year exclusive of any business day with respect to which the Company is closed for business due to any federal, state or local holiday or any day off generally granted by the Company to its employees, subject to the Company’s then-current vacation policy (which shall not have the effect of reducing said three (3) weeks (15 business days) of paid vacation. The Executive shall earn one additional day of vacation for each year employed with the Company, so noted on January 1 of each successive year of employment. In addition to, and not in limitation of the foregoing, during the Term and any extension of this Agreement the Executive shall receive any additional benefits generally provided by the Company to executive employees of the Company.
          (d) Expense Reimbursement. The Company will reimburse the Executive for reasonable business expenses in accordance with the Company’s standard expense account and reimbursement policies.

          (e) Vehicle Allowance. During the Term and any extension of this Agreement, in addition to the Base Salary, Bonus and Benefits, the Executive shall receive $500 per month as a vehicle allowance. The Company also agrees to pay for fuel used by the Executive for commuting to work at the Plant site.
          4. Representations and Warranties of Executive. In order to induce the Company to employ the Executive, the Executive hereby represents and warrants to the Company as follows:
          (a) Binding Agreement. This Agreement has been duly executed and delivered by the Executive and constitutes a legal, valid and binding obligation of the Executive and is enforceable against the Executive in accordance with its terms.
          (b) No Violations of Law. The execution and delivery of this Agreement and the other agreements contemplated hereby by the Executive do not, and the performance by the Executive of his obligations under this Agreement and the other agreements contemplated hereby will not, violate any term or provision of any law, or any writ, judgment, decree, injunction, or similar order applicable to the Executive.
          (c) Litigation. The Executive is not involved in any proceeding, claim, lawsuit, or investigation alleging wrongdoing by the Executive before any court or public or private arbitration board or panel or governmental department, commission, board, bureau, agency or instrumentality.
          (d) No Conflicting Obligations. Executive is not under, or bound to be under in the future, any obligation to any person or entity that is or would be inconsistent or in conflict with this Agreement or would prevent, limit, or impair in any way the performance by him of his obligations hereunder, including but not limited to any duties owed to any former employers not to compete or use or disclose Confidential Information. Executive represents and agrees that he will not disclose to the Company or use on behalf of the Company any Confidential Information or trade secrets belonging to a third party, including any former employer. Executive further represents and agrees that he has returned, or will return before his last day of employment with his current employer, all property belonging to Executive’s current and previous employers, including but not limited to any and all Confidential Information. Provided these representations are met by Executive and Executive has acted in good faith and has not otherwise violated any contractual or legal obligations, the Company will provide and pay for legal services to defend the Executive in the event of litigation initiated by Executive’s preceding employer. In the event the Company is required to defend Executive pursuant to this Section, the Company and Executive shall be represented by the same legal counsel as chosen by the Company.
          (e) Opportunity to Review. Executive has carefully read and fully understands all provisions of this Agreement, and Executive has had a full opportunity to review this Agreement before signing and to have all the terms of this Agreement explained to him by counsel.
     5. Confidentiality, Assignment of Inventions and Copyrights.

(a)	Confidential Information. Executive expressly agrees that he will not, during the term of employment or at any time thereafter, divulge, furnish or make accessible to anyone or use in any way, on behalf of himself or others, any Confidential Information, others than for the benefit of the Company in the ordinary course of the business of the Company.

“Confidential Information” means any information not generally known in the Company’s line of business or readily ascertainable by proper means by others, including the Company’s competitors or the general public, and includes trade secrets. Confidential Information includes information about processes, manufacturing, products and services of the Company, including information relating to research, development, engineering, software development, and marketing, selling to and servicing of the Company customers. Confidential Information also includes, but is not limited to, information about the Company’s customers, customer lists, suppliers, pricing, costing, purchasing, profits, markets, product capabilities, marketing, business ventures, manufacturing plans, merchandising plans or ideas, sales, data processing, compensation, finances, methods, know-how, formulas, drawings, blueprints, inventions, processes, discoveries, equipment, machines, algorithms, computer programs, software and software development and documentation.

(b)	Assignment of Inventions. (i) Executive hereby irrevocably assigns to the Company and its successors, assigns, and legal representatives:
A) Except as provided by any statutory notice provided herewith, the entire right, title and interest to all Inventions;
“Inventions”, as used herein, means all inventions conceived or made or reduced to practice in whole or in part by Employee after being employed by the Company, including discoveries, improvements, designs, processes, techniques, equipment, trademarks, and ideas (whether patentable or not and including, without limitation, those that might be copyrightable).
B) The entire right, title and interest to any United States or foreign Letters Patents which may issue or that has issued with respect to Inventions;
C) The entire right, title and interest to any renewals, reissues, extensions, substitutions, continuations, continuations-in-part, or divisions that may be filed with respect to the Inventions, applications, and patents;
D) The right to apply for Letters Patents in foreign countries in its own name and to claim any priority rights to which such foreign applications are entitled under international conventions, treaties or otherwise; and
E) The right to sue for past, present, and future infringement of such Inventions and Letters Patent.

(ii) Executive further agrees to keep accurate, complete and timely records of all such Inventions, which records shall be Company’s property, and promptly and fully disclose and describe in writing all Inventions in which Executive has any involvement to Company and to no one else, even if an Invention is not assigned according to terms of any statutory notice provided herewith.

(iii) Executive hereby authorizes and requests the Commissioner of Patents and Trademarks to issue to the Company any Letters Patents which may be granted in accordance with this Assignment.
c)	Copyrights.
i)	Executive hereby acknowledges and agrees that, to the extent any work performed by Executive for the Company gives rise to the creation of any copyrightable material (“Work”), all such Work, including all text, software, source code, scripts, designs, diagrams, documentation, writings, visual works, or other materials shall be deemed to be a work made for hire for the Company.

ii)	To the extent that title to any Work may not, by operation of law, vest in the Company or such Work may not be considered work made for hire for the Company, all rights, title and interest therein were assigned and are hereby irrevocably assigned to the Company, including but not limited to the right to sue for past, present, and future infringement of any Work. All such Work shall belong exclusively to the Company, with the Company having the right to obtain and to hold in its own name, copyrights, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.

iii)	To the extent that title to any Work may not be assigned to the Company, Executive hereby grants the Company a worldwide, nonexclusive, perpetual, irrevocable, fully paid-up, royalty-free, unlimited, transferable, sublicensable license, without right of accounting, in such Work.
d)	Executive agrees to execute and deliver without further consideration such documents and to perform such other lawful acts as the Company, its successors and assigns may deem necessary to fully secure the Company’s rights, title or interest in all Works and Inventions as set forth in this Agreement.

e)	This Agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Executive’s own time, and (1) which does not relate (a) directly to the business of the Company or (b) to the Company’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Executive for the Company.

f)	Return of Confidential Information and Other Property. Executive specifically acknowledges that all of the records of any and all business conducted by or related to the Company, including but not limited to records and files pertaining to products, services, suppliers, the Company’s customers, practices, techniques, licensors, and licensees are the property of the Company and not that of Executive. Upon the termination of his employment, or upon the Company’s earlier request, Executive agrees to deliver promptly to the Company all of the Company’s property, including all Works, Inventions, and copies thereof, work in progress, research data, equipment, drawings, photographs, graphs, tables, charts, documents, correspondence, specifications, blueprints, notebooks, reports, sketches, formulas, computer programs, software, software documentation, sales data, business manuals, price lists, customer lists, supplier information, samples and all other materials and copies thereof relating any in any way to the business of the Company.

g)	Injunctive Relief. The Executive acknowledges and agrees that any breach by him of any of the covenants and agreements contained in this Section 5 would give rise to irreparable injury and would not be adequately compensable in damages. Accordingly, the Executive agrees that the Company may seek and obtain injunctive relief against the breach or threatened breach of any of the provisions of this Agreement in addition to any other legal remedies available.

h)	Survival. The provisions of this Section 5 shall survive the termination of this Agreement and the Executive’s employment, regardless of the reason for such termination, whether voluntary or involuntary.
     6. Termination.
          (a) Termination upon Death. If the Executive dies during the Term or any extension of this Agreement, this Agreement shall terminate, except that the Executive’s legal representatives shall be entitled to receive the Base Salary and other accrued benefits earned up to the date of the Executive’s death.
          (b) Termination By The Company With Cause. The Company has the right, at any time during the Term and any extension of this Agreement, to terminate the Executive’s employment with the Company for Cause (as defined below) by giving written notice to the Executive as described in this Section 6(b) below. Prior to the effectiveness of termination for Cause under subclause (i), (ii), (iii) or (iv) below, the Executive shall be given thirty (30) calendar days’ prior written notice from the Company, specifically identifying the reasons which are alleged to constitute Cause for any termination pursuant to the aforementioned subclauses, and an opportunity to cure in the event the Executive disputes such allegations; provided, however, that the Company shall have no obligation to continue to employ the Executive following such thirty (30) calendar day notice period unless the Executive’s cure meets the Company’s reasonable satisfaction. The Company’s termination of the Executive’s employment for Cause under subclause (v) or (vi) below shall be effective immediately upon the Company’s written notice to the Executive. If the Company terminates Executive’s employment for Cause, the Company’s obligation to the Executive shall be limited solely to the payment of unpaid Base Salary accrued up to the effective date of termination plus any accrued but unpaid bonus and benefits.

     As used in this Agreement, the term “Cause” shall mean and include (i) the Executive’s abuse of alcohol that affects Executive’s performance of Executive’s duties under this Agreement, or misuse of any controlled substance; (ii) a willful act of fraud, dishonesty or breach of fiduciary duty on the part of the Executive with respect to the business or affairs of the Company; (iii) material failure by the Executive to comply with applicable laws and regulations or professional standards relating to the business of the Company; (iv) material failure by the Executive to satisfactorily perform his duties hereunder, a material breach by the Executive of this Agreement, or Executive engaging in conduct that materially conflicts with the best interests of the Company or that may materially harm the Company’s reputation; (v) the Executive being subject to an inquiry or investigation by a governmental authority or self-regulatory organization such that the existence of such inquiry or investigation may result in damage to the Company’s business interests, licenses, reputation or prospects; or (vi) conviction of a felony.
          (c) Termination By The Company Without Cause. The Company shall have the right, at any time during the Term and any extension of this Agreement, to terminate the Executive’s employment with the Company without Cause by giving written notice to the Executive, which termination shall be effective thirty (30) calendar days from the date of such written notice. The Company may provide 30 days pay in lieu of notice. If the Company terminates the Executive’s employment without Cause, the Company’s obligation to the Executive shall be limited solely to (i) unpaid Base Salary plus any bonus and benefits accrued up to the effective date of termination; and (ii) payments equal to the Executive’s then-current Base Salary for a period of six (6) months payable on the Company’s then current payroll practices during the six (6) months after termination or in one lump sum payment at the Executive’s discretion. As a condition to his receipt of the post-employment payments under this Section 6(c), Executive shall be in compliance with Section 5 of this Agreement, and required to execute, return, not rescind and comply with a release of claims agreement in favor of the Company, in a form substantially similar to the attached Exhibit A. Executive shall have no duty to mitigate damages under this Section 6(c) during the applicable severance period and, in the event Executive shall subsequently receive income from providing Executive’s services to any person or entity, including self employment income, or otherwise, then no such income shall in any manner offset or otherwise reduce the payment obligations of the Company hereunder.
          (d) Termination By The Company Through Change in Control of the Company. Termination of the Executive’s employment related to a change in control of the Company (as defined in Section 8 of this Agreement) shall be covered under the provisions of Section 6( c) of this Agreement (Termination by the Company Without Cause), unless otherwise provided in Sections 6(d), 6(d)(1), 6(e), 6(e)(1), 6(e)(2), or 6(e)(3), as applicable.
               (1) If a change in control of the Company takes place during the Term and any extension of this agreement, and the Chief Executive Officer (Mick Miller) and/or Plant Manager (Ed Thomas) do not continue employment after the change in control, and an offer of employment has been extended to the Executive, the Executive shall have the option to choose employment with the new Company or to be covered under the provisions of Section 6( c) of this agreement (Termination by the Company Without Cause).
          (e) Termination By The Company Through Change in Control of the Company related to any potential acquirer in discussions with the Company as of July

2008. If, as of July 2008 Red Trail Energy had entered in to merger negotiations with a potential acquirer, the following shall apply and Sections 6(d) and (d)(1) will not apply to any change in control that occurs due to those negotiations.
               (1) If a change in control occurs involving the potential acquirer (and/or its financial backers), and the Executive is not offered continued employment, then the Company’s obligation to the Executive shall be limited solely to (i) unpaid Base Salary plus any bonus and benefits accrued up to the effective date of termination; and (ii) payments equal to the Executive’s then-current Base Salary for a period of twelve (12) months, payable on the Company’s then current payroll practices during the twelve (12) months after termination or in one lump sum payment, at the Executive’s discretion.
               (2) If a change in control occurs involving the potential acquirer (and/or its financial backers) and the Chief Executive Officer (Mick Miller) and/or Plant Manager (Ed Thomas) do not continue employment after the change in control for a period not less than twelve (12) months, and an offer of employment has been extended to the Executive, the Executive shall have the option to choose employment with the new Company or to be covered under the provisions of Section 6(e)(1) of this agreement. If either the Chief Executive Officer or the Plant Manager leave employment within 6 months of the change of control date, the Executive shall have the option to continue employment or be covered under the provisions of Section 6(e)(1) of this Agreement. If either the Chief Executive Officer or the Plant Manager leave employment at any time after 6 months of the change of control date, Executive shall have the option, exercisable within 30 days of the date when the Chief Executive Officer or Plant Manager leave employment, to continue employment or be covered under the provisions of Section 6(e)(1) of this Agreement, except that Executive shall be entitled to only receive the then-current Base Salary for a period of six (6) months payable on the Company’s then current payroll practices during the six (6) months after termination or in one lump sum payment, at the Executive’s discretion.
               (3) Termination By the Executive for “Good Reason.” If a change in control occurs involving the potential acquirer (and/or its financial backers), the Executive may exercise his right, under the terms of this Agreement, to terminate his employment for the following reasons (“Good Reason”): (i) being asked to relocate to a location different from the current plant location (Richardton, ND), (ii) reassignment of duties inconsistent with duties customary to the Executive’s position, (iii) a demotion from current Executive position or (iv) a proposed decrease in salary or benefits, the Executive shall be entitled to receive (i) the Base Salary and other accrued but unpaid bonus and benefits earned up to the date of requested termination and (ii) payments equal to the Executive’s then-current Base Salary for a period of (12) months payable on the Company’s then current payroll practices during the twelve (12) months after termination or in one lump sum payment, at the Executive’s discretion. The Executive shall be able to exercise his right, under this Section 6(e)(3) if any of the above mentioned circumstances occur within six (6) months of the date of a change in control occurring in a transaction with Asset Solutions, LLC.
          (f) Termination By The Executive. The Executive has the right, at any time during the Term and any extension of this Agreement, to terminate his employment with the Company by giving written notice to the Company, which termination shall be effective sixty

(60) calendar days from the date of such written notice. If the Executive terminates his employment, the Company’s obligation to the Executive shall be limited solely to the payment of unpaid Base Salary accrued up to the effective date of termination plus any accrued but unpaid bonus and benefits except as provided in Sections 6(d), 6(d)(1), 6(e), 6 (e)(1), 6(e)(2), 6(e)(3) and 6(f)(1).
               (1) Termination By the Executive for “Good Reason.” If, at any time during the Term and any extension of this Agreement, the Executive exercises his right, under the terms of this Agreement, to terminate his employment for the following reasons (“Good Reason”): (i) being asked to relocate to a location different from the current plant location (Richardton, ND), (ii) reassignment of duties inconsistent with duties customary to the Executive’s position, (iii) a demotion from current Executive position or (iv) a proposed decrease in salary, the Executive shall be entitled to receive (i) the Base Salary and other accrued but unpaid bonus and benefits earned up to the date of requested termination and (ii) payments equal to the Executive’s then-current Base Salary for a period of (6) months payable on the Company’s then current payroll practices during the six (6) months after termination or in one lump sum payment, at the Executive’s discretion.
          (f) Termination Upon Disability. This Agreement shall terminate upon Executive’s disability, as defined below. Executive shall be entitled to receive (i) the Base Salary and other accrued but unpaid bonus and benefits earned up to the date of Executive’s disability and (ii) payments equal to the Executive’s then current Base Salary for a period of six (6) months payable on the Company’s then current payroll practices during the six (6) months after the termination or in one lump sum, at the Executive’s discretion.
     For purposes of this Agreement, “Disability” shall mean (i) Executive is considered totally disabled under Company’s group disability plan in effect at the time, if any, or (ii) in the absence of a group disability plan applicable to Executive, Executive is disabled within the meaning of section 22(e)(3) of the Internal Revenue Code.
     7. Code Section 409A. Notwithstanding anything herein to the contrary, if any payments to be made to the Executive hereunder are subject to the requirements of Code Section 409A and the Company determines that Executive is a “specified employee” as defined in Code Section 409A as of the date of the termination, such payments shall not be paid or commence earlier than the date that is six months after the termination, but shall be paid or commence during the calendar year following the year in which the termination occurs and within thirty (30) calendar days of the earliest possible date permitted under Code Section 409A.
     8. Change in Control (defined). For purposes of this agreement, “Change of Control” shall mean a sale of all or substantially all of the assets of the Company; the event of a merger, exchange, reorganization of the Company with or into any other entity; or the occurrence of any transaction requiring member approval for a transaction involving the Company, such as a sale of all or substantially all of the Company’s assets.
     9. Successors; Assignment, Etc.; Third Party Beneficiaries.

          (a) Executive consents to and the Company shall have the right to assign this Agreement to its successors or assigns. All covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.
          (b) Neither this Agreement nor any of the rights or obligations of the Executive under this Agreement may be assigned or delegated except as provided in the last sentence of this Section 9(b). This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by, and shall be binding upon, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts would still be payable to him hereunder had he continued to live, then all such amounts (unless otherwise provided herein) shall be paid in accordance with the terms of this Agreement to the devisee, legatee, or other designee under the Executive’s testamentary will or, if there be no such will, to the Executive’s estate.
     10. Notice. For purposes of this Agreement, all notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or when mailed by United States registered or certified mail, return receipt requested, first-class postage prepaid, addressed as follows:

If to the Executive :	If to the Company :

Red Trail Energy, LLC
PO Box 11
3682 Hwy 8 South
Richardton, ND 58652
Attn: Mick Miller
or to such other address as any party may have furnished to the other in writing in accordance with this Section 10, except that notices of any change of address shall be effective only upon actual receipt.
     11. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and such officers as may be specifically designated by the board of governors of the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any other time. No agreements or representations (whether oral or otherwise, express or implied) with respect to the subject matter of this Agreement have been made by either party which are not set forth expressly in this Agreement or which are not specifically referred to in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of North Dakota. Unless the context otherwise requires, words using the singular or plural number shall respectively include the plural or singular number, and pronouns of any gender shall include each other gender.
     12. Validity. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law or court decision, and if the rights or obligations of the Company and the Executive will not be materially and adversely affected thereby, (a) such provision shall be fully severable from this Agreement, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar to the terms and intent of such illegal, invalid, or unenforceable provision as may be possible.
     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
     14. Litigation. The parties agree that the exclusive venue for any litigation commenced by the Company or the Executive relating to this Agreement shall be the state courts located in Burleigh County, North Dakota and the United States District Court of North Dakota in Burleigh County, North Dakota. The parties waive any rights to object to venue as set forth herein, including any argument of inconvenience for any reason.
     15. Entire Agreement. This Agreement constitutes (i) the binding agreement between the parties and (ii) represents the entire agreement between the parties and supersedes all prior agreements relating to the subject matter contained herein. All prior negotiations concerning Executive’s employment with the Company have been merged into this Agreement and are reflected in the terms herein.
     16. Consideration. Executive and Company agree that the provisions of this Agreement are reasonable and necessary for the protection of Company and its business. In exchange for Executive’s agreement to be bound by the terms of this Agreement, Company has provided Executive the consideration provided in this Agreement, which Executive accepts and acknowledges as adequate consideration. All benefits and other compensation provided by Company to Executive are subject to change from time to time at the discretion of Company with or without prior notice. Executive agrees that any changes in his or her compensation and/or benefits during the Term or any extension of this Agreement will not impair the validity or enforceability of the remaining terms of this Agreement.
          In Witness Whereof, the parties have duly executed and delivered this Agreement as of the date first above written.

Executive:

By:	/s/ Mark E Klimpel
Name: Mark E Klimpel, Chief Financial Officer

Company:

Red Trail Energy, LLC

By:	/s/ Mick Miller
Name: Mick Miller
Title: President

INVENTIONS AND DEVELOPMENTS PRIOR TO EMPLOYMENT
WITH RED TRAIL ENERGY, LLC
In the space provided below, please disclose and identify all of the Inventions in which you currently possess any right, title, or interest and which you believe are not subject to the terms and conditions of the attached Agreement.
          If none, please write NONE.
NONE

.
          I verify that the information I have written above is truthful and complete.

Date:	8-8-2008	Signed: /s/ Mark E Klimpel

Print Name: Mark E Klimpel

Exhibit A
FORM OF SEPARATION AGREEMENT AND RELEASE
     THIS SEPARATION AGREEMENT AND RELEASE (“Agreement”) is entered into by                      and Employer.                     ’s employment with Employer was terminated effective                     . All parties to this Agreement wish to settle and resolve all claims                      may have against Employer, as well any claims relating in any way to                     ’s recruitment, hiring, employment or separation from employment with Employer. Employer has expressly denied it is liable to                      for any reason or that it has wronged                      in any way, but the parties to this Agreement have nevertheless resolved all issues between them and have agreed to a full and final settlement of any and all claims and disputes between them, with an understanding that this Agreement shall not constitute evidence of, or be an admission of, wrongful conduct, liability, or fault on the part of Employer.
     In consideration of the mutual promises of the parties to this Agreement, and to fully and completely resolve the disputes between                      and Employer, the parties and their respective counsel agree as follows:
1.	Payment. In consideration of the representations, agreements and promises set forth in this Agreement, the following payment shall be made:
A.	Within twenty (20) days of the signing of this Agreement, will receive the sum of $ , less applicable payroll withholding taxes. This payment is in exchange for the release of claims described in paragraph 2A and shall be mailed to ’s attorney, , for distribution.

B.	Within twenty (20) days of the signing of this Agreement, will receive the sum of $ , less applicable payroll withholding taxes. This payment is in exchange for the release of claims described in paragraph 2B and shall be mailed to ’s attorney, , for distribution.

These payments shall only be made if signs this Agreement and does not rescind it.
2.	Claims Released.
A.	In return for payments provided in paragraph 1A, on his/her behalf and on behalf of his/her agents, representatives, attorneys, assignees, heirs, executors, family members, beneficiaries, successors, and anyone acting, or claiming to act on his/her behalf, hereby releases and forever discharges Employer and its past and present employees, agents, owners, partners, insurers, officials, officers, directors, shareholders, representatives, divisions, parents, subsidiaries, successors, and all affiliated organizations, companies, foundations, and corporations, from any and all claims and causes of action of any type, both known and unknown, asserted and unasserted, direct and indirect, and of any kind, nature, and description whatsoever under any local, state, or federal law or ordinance, or under the common law, arising or which may have arisen at any time prior to the date of this Agreement.

This release includes, but is not limited to, any and all claims arising from ’s employment and separation from employment, including claims Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, as amended, the North Dakota Human Rights Act, as amended, the Employee Retirement Income Security Act, as amended, or any other local, state or federal discrimination act or ordinance, claims arising out of N.D. Cent. Code, § 34-06.1-01 et seq, N.D. Cent. Code, § 34-01-17 et seq, claims for breach of contract, claims for libel or slander, claims for assault or battery, claims for infliction of emotional distress, whether intentional or negligent, claims for tortious interference with prospective contractual relations, claims for negligence (including negligent hiring, negligent supervision, and negligent retention), claims that has been unlawfully discharged or in any other respect unfairly treated during his employment with Employer. acknowledges that this Release of Claims includes all claims he/she is legally permitted to release and does not apply to vested rights, if any, in any retirement plan or to the right to bring a charge of discrimination with an appropriate administrative agency, although Employer believes that this Release will bar from recovering additional financial compensation as the result of a charge. To the extent that any particular claim is deemed not to be waivable, acknowledges that the consideration paid pursuant to this Agreement is sufficient to uphold the validity of the waiver of any and all remaining claims.

B.	In return for the payments provided in paragraph 1B, , on his/her behalf and on behalf of his/her agents, representatives, attorneys, assignees, heirs, executors, family members, beneficiaries, successors, and anyone acting, or claiming to act on his/her behalf, hereby releases and forever discharges Employer and its past and present employees, agents, owners, partners, insurers, officials, officers, directors, shareholders, representatives, divisions, parents, subsidiaries, successors, and all affiliated organizations, companies, foundations, and corporations, from any and all claims and causes of action of any type, both known and unknown, asserted and unasserted, direct and indirect, and of any kind, nature, and description whatsoever under the Age Discrimination in Employment Act, as amended. acknowledges that this Release of Claims includes all claims he/she is legally permitted to release and does not apply to vested rights, if any, in any retirement plan or to the right to bring a charge of discrimination with an appropriate administrative agency, although Employer believes that this Release will bar from recovering additional financial compensation as the result of a charge. To the extent that any particular claim is deemed not to be waivable, acknowledges that the consideration paid pursuant to this Agreement is sufficient to uphold the validity of the waiver of any and all remaining claims.

3.	Opportunity to Consider. has been advised that he/she has twenty-one (21) days from the date on which receives this Agreement to consult with legal counsel and to consider whether or not he/she wishes to sign it. acknowledges that he/she has had the opportunity to review this Agreement with his/her attorney prior to signing the Agreement. The date on which received this Separation Agreement and Release is accurately reflected in paragraph 20 of this Agreement.

4.	Opportunity to Rescind. understands he/she may cancel this Agreement within fifteen (15) days after signing it. understands the Agreement will not become effective or enforceable until the fifteen (15) day period has passed. If decides to rescind this Agreement, he/she must mail or hand deliver the notice of rescission to:

Mick Miller, President Red Trail Energy, LLC PO Box 11 3682 Hwy 8 South Richardton, ND 58652

If intends to mail the notice of rescission, the notice must be postmarked within the fifteen (15) day period and must be sent via certified mail, return receipt requested, as addressed above. If exercises his/her right to rescind under this paragraph, all other provisions of this Agreement shall immediately be null and void.

5.	Non-Admission. It is understood and agreed that this Agreement is a compromise of doubtful and disputed claims. The payments to and the terms of this Agreement do not constitute an admission by Employer of any liability, wrongdoing, or violation of any law.

6.	Confidentiality. It is the intent of the parties to this Agreement and their attorneys that the terms upon which this matter has been settled, including the terms, conditions, and the existence of this Agreement, as well as the factual allegations which give rise to it, will be forever treated as confidential. Accordingly, the parties to this Agreement agree not to disclose the terms of the settlement to anyone except as follows:
A.	may disclose the terms of the settlement only to his/her immediate family, accountant, and tax preparer or advisor.

B.	Employer may disclose the terms of this settlement only to its officers, directors, outside auditors, and such other employees and agents who have a legitimate need to know the terms of the settlement in the course of performing their duties pertaining to fulfillment of the settlement obligations.

7.	Attorney’s Fees, Costs, Disbursements and Expenses. The parties to this Agreement acknowledge they are responsible for their own attorney’s fees, costs, disbursements and expenses incurred in connection with the Agreement.

8.	Representations and Warranties. hereby represents and warrants:
A.	He/she is the legal party in interest in this Agreement, with legal title to all rights and claims asserted and hereby released;

B.	He/she has not filed for bankruptcy or assigned or transferred any rights against Employer to any other person or entity; and

C.	He/she has returned to Employer all of its property in his/her possession or control, including but not limited to, all documents and materials, whether on computer disc, hard drive, or other form, and all copies thereof which in any way relate to the business of or the duties and services he/she performed on behalf of Employer.
9.	Employer Confidential and Proprietary Information. By signing this Agreement, acknowledges and agrees that he/she has had access in his/her employment with Employer to confidential and proprietary information of Employer and further acknowledges and agrees that the release or disclosure of any confidential or proprietary information of Employer will cause Employer irreparable injury. By signing this Agreement, acknowledges that he/she has not used or disclosed, and agrees that he/she will not at any time use or disclose, to any other entity or person, directly or indirectly, any confidential or proprietary information of Employer. For purposes of this Agreement the term “confidential or proprietary information” shall include but not be limited to, patient lists and information pertaining to patient lists; contact lists; and information about the personal or business affairs of Employer, its patients, vendors, or employees. This Agreement is not intended to prevent from seeking or accepting employment with entities that engage in business similar to that of Employer or from using the general or specialized knowledge, skills, talents, or experiences he/she has acquired while working for Employer, except as specified in this paragraph.
10.	Entire Agreement. This Agreement constitutes the entire agreement between and and Employer. There were no inducements or representations leading to the execution of this document, except as described in this Agreement. agrees that he/she has received all salary and benefits which he/she had earned through his/her last day of employment, and that the payments and benefits provided in paragraph 1 of this Agreement will compensate for and extinguish any and all claims arising out of ’s employment with Employer,
11.	Savings Clause. In the event any provision of this Agreement shall be held void or unenforceable (other than ’s release of claims contained in paragraph 2A) the remaining provisions hereof shall remain in full force and effect. In the event any aspect of ’s release of claims in paragraph 2A is held to be void or unenforceable in any respect, then the remaining provisions of this Agreement shall be voidable at the option of Employer and agrees to return any payments made by Employer under this Agreement. Nothing in this Agreement is intended as or shall be construed as permitting Employer to abrogate or require tender back of any payments or benefits provided in exchange for ’s release of ADEA claims in paragraph 2B.

12.	Benefits. If applicable, shall be entitled to continue in Employer Benefit Plans pursuant to the Federal Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any applicable state law, as more fully explained in the COBRA notice provided separately. To the extent that is a beneficiary of certain employee benefit plans as previously outlined during his/her employment, the benefits or payments received under such plans are governed exclusively by the plan documents.
13.	Knowing and Voluntary. The parties acknowledge they have read and understand the terms of this Agreement and they are voluntarily entering into the Agreement, having discussed all the terms and conditions with their respective legal counsel.
14.	Governing Law and Draftsmanship. The Agreement will be construed and interpreted in accordance with the laws of the State of North Dakota. It is further agreed that any action initiated in connection with the interpretation of or adherence to the terms and provisions of this Agreement will be venued solely and exclusively in state court in the State of North Dakota in the County of . The parties to this Agreement agree and acknowledge that this Agreement shall be considered to have been drafted equally by each of the parties. Accordingly, no rule of strict construction shall be applied against any party.
15.	Headings. The headings of all of the paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only, and shall not affect the construction of interpretation of this Agreement.
16.	No Waiver. No breach or alleged breach of any provision of this Agreement can be waived by any party unless done in writing. Moreover, the waiver of anyone breach or alleged breach shall not be deemed to be a waiver of any other breach.
17.	Non-Assignment. The parties agree that this Separation Agreement and Release is not assignable by any party without the written agreement of the other party.
18.	Choice of Law. Any interpretation of this Agreement shall be consistent with the laws of the State of North Dakota.
19.	Counterparts. This Agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one Agreement.
20.	Other Agreements. agrees not to seek or accept work with Employer or any of its related entities at any time in the future.

21.	Date of Receipt. acknowledges that he/she received this Agreement on .
     IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement and Release.

Dated:

(Type Name)

RED TRAIL ENERGY, LLC

Dated:

By: (Type Name)

STATE OF NORTH DAKOTA	)

	)	ss.

COUNTY OF	)

     The foregoing instrument was acknowledged before me this                      day of                     , 20___ by                     .
Subscribed and sworn to before me
this                      day of                     , 20___.

Notary Public

STATE OF NORTH DAKOTA	)

	)	ss.

COUNTY OF	)

     The foregoing instrument was acknowledged before me this                      day of                     , 20___ by                     , the                      of Employer, on behalf of said Employer.
Subscribed and sworn to before me
this                      day of                     , 20___.

Notary Public